UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2020
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-07626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 10, 2020, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Sensient Technologies Corporation (the “Company”) approved the granting of restricted stock awards to the Company’s executive officers under the Company’s 2017 Stock Plan (the “Restricted Stock Award Grants”).  Since 2014, the long-term equity incentive awards issued each year to the Company’s executive officers consisted 100% of performance stock unit awards.  For the 2020 long-term equity incentive awards, the Committee determined that 40% of the awards granted will be restricted stock that does not vest until the end of a three-year restricted period.  The remaining 60% of the awards will continue to be performance stock unit awards, the terms of which are materially consistent with previously disclosed awards. The Committee determined that these changes were appropriate and necessary to better align the Company to prevailing market pay practices and to enhance the retention effect of the long-term incentive program.

The detail of the Restricted Stock Award Grants for the Company’s executive officers is set forth below:

Officer	Long Term Incentive Restricted Stock Awards or Units
Paul Manning, Chairman, President, and Chief Executive Officer	19,373 shares
Amy M. Agallar, Vice President and Treasurer	764 shares
Michael C. Geraghty, President, Color Group	3,466 shares
Thierry Hoang, Vice President, Asia Pacific Group	873 units
Amy Schmidt Jones, Vice President, Human Resources and Senior Counsel	2,401 shares
John J. Manning, Senior Vice President, General Counsel, and Secretary	2,702 shares
E. Craig Mitchell, President, Flavors and Extracts Group	3,466 shares
Stephen J. Rolfs, Senior Vice President and Chief Financial Officer	5,457 shares
Tobin Tornehl, Vice President, Controller, and Chief Accounting Officer	1,037 shares

The Restricted Stock Award Grants vest following a three-year restricted period if the executive remains employed at such time.  Under the terms of the Company’s 2017 Stock Plan, individuals holding shares of restricted stock may exercise full voting rights with respect to such shares and receive dividends.  As an international employee, Mr. Hoang received restricted stock units in lieu of shares of restricted stock.  Restricted stock units are substantially similar to restricted shares except restricted stock units do not provide for any voting or dividend rights and each unit has a value equal to one share of common stock of the Company. Following the three-year restricted period, the Company will issue the grantee one share of common stock of the Company for each restricted stock unit that was vested.  The Restricted Stock Award Grants are subject to customary provisions for vesting upon certain termination events, as provided in the respective award agreements.

In connection with the Restricted Stock Award Grant, the Committee approved a form of Restricted Stock Agreement and a form of Restricted Stock Unit Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively.  The foregoing description of the Restricted Stock Award Grants is qualified in its entirety by reference to the full text of the form of Restricted Stock Agreement and the form of Restricted Stock Unit Agreement filed herewith, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement.
10.2	Form of Restricted Stock Unit Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Senior Vice President, General Counsel, and Secretary

Date:	December 15, 2020